UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

LONGVIEW ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40242	85-3650296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

767 Fifth Avenue, 44th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 812-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fifth of one redeemable Warrant	LGV.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LGV	The New York Stock Exchange
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LGV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 9, 2022, Westley Moore resigned from the board of directors (the “Board”) of Longview Acquisition Corp. II (the “Company”). Prior to Mr. Moore’s resignation, the Board was comprised of three independent directors and two non-independent directors. Mr. Moore was an independent director and as a result of Mr. Moore’s resignation, the Board is not currently comprised of a majority of independent directors and the audit committee does not have at least three members, as required by Section 303A.01 and Section 303A.07 of the NYSE Listed Company Manual, respectively.

On November 17, 2022, as required by Section 303A.12 of the NYSE Listed Company Manual, the Company submitted an interim written affirmation to the NYSE as a notice of non-compliance with Sections 303A.01 and 303A.07 of the NYSE Listed Company Manual. On November 18, 2022, the Company received an official notice of non-compliance from the NYSE (the “NYSE Notice”). The NYSE Notice stated that the Company will need to correct the non-compliance as promptly as practicable. It is the intention of the Board to appoint a new independent director, duly qualified for service on each committee of the Board, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW ACQUISITION CORP. II

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Financial Officer

Dated: November 22, 2022